Exhibit 13.2

Certification of Principal Financial Officer

Pursuant to 18 United States Code Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying annual report on Form 20-F of Gentium S.p.A. (the “Company”) for the year ended December 31, 2011, I, Salvatore Calabrese, the principal financial officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	such annual report on Form 20-F for the fiscal year ended December 31, 2011 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 20-F.

Date: March 30, 2012	/s/ Salvatore Calabrese
Salvatore Calabrese
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.